                                                                Exhibit 3.20

FOR PROFIT                                                           161-121-9

D-___________              Articles of Incorporation

         We, the undersigned, incorporator(s), hereby associate ourselves together to form and establish a corporation FOR profit under the laws of the State of Kansas.

         ARTICLE ONE:  The name of the corporation is VOLUME SERVICES, INC.

         ARTICLE TWO:  The address of its registered office in Kansas is Shadow
Wood Office Park, 5863 S.W. 29th Street, in the city of   Topeka  , county of
Shawnee , 66614 , and the name of the resident agent in charge thereof at the above address is Bob W. Storey.

         ARTICLE THREE: This corporation is organized FOR profit and the nature of its business or purposes to be conducted or promoted is: To provide food and beverage service and to engage in any other lawful act or activity for which corporations may be organized under the Kansas General Corporation Code.

         ARTICLE FOUR: The total number of shares which this corporation shall be authorized to issue is as follows: (Describe fully the class or classes of stock and the value of each.)

         100  shares of  common  stock, class  A  par value of ten  dollars each
--------------         ----------             ---             ------

              shares of          stock, class     par value of      dollars each
--------------         ----------             ---             ------

              shares of          stock, class     without nominal or par value
--------------         ----------             ---

              shares of          stock, class     without nominal or par value
--------------         ----------             ---

         State the designations, powers, preferences, rights, qualifications, limitations or restrictions applicable to any class of stock, if any: As provided by Bylaws.

         Statement of Grant of Authority to be given to the Board of Directors, if any: As provided by Bylaws.

         ARTICLE FIVE: The name and mailing address of each INCORPORATOR is as follows:

--------------------------------------------------------------------------------
|                               |  Shadow Wood Office Park |                   |
|                               |  5863 S.W. 29th Street   |                   |
| Bob W. Storey                 |  Topeka, Kansas  66614   |                   |
|-------------------------------|--------------------------|-------------------|
|-------------------------------|--------------------------|-------------------|
|-------------------------------|--------------------------|-------------------|
|-------------------------------|--------------------------|-------------------|
--------------------------------------------------------------------------------

         ARTICLE SIX: The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

--------------------------------------------------------------------------------
|                           | Volume Services, Inc.        |                   |
| Nicholas A. Dinielli      | 222 N. La Salle St.,         | Chicago, IL 60601 |
--------------------------------------------------------------------------------
| Karl H. Sedlarz           |     "      "        "        | "      "        " |
--------------------------------------------------------------------------------
| Ronald R. Skadow          |     "      "        "        | "      "        " |
--------------------------------------------------------------------------------
|                           | Volume Services              |                   |
|                           | 323 W. 8th Street, Suite 407 |                   |
| Lawrence A. Hatch         | Kansas City, MO  64105       |                   |
--------------------------------------------------------------------------------

         ARTICLE SEVEN: Is this corporation to exist perpetually?  YES  X  NO
                                                                        --    --
If no, the term for which this corporation is to exist is__________________.

         ARTICLE EIGHT: The corporation's annual fiscal year closing date is (if known) December 31.

         In Testimony Whereof, I have hereunto subscribed my name this 10th day of November, A.D. 1987. (Signatures must correspond to the names of the incorporator(s) listed in ARTICLE FIVE.)

/s/ Bob W. Storey
----------------------------    ----------------------------------------------

----------------------------    ----------------------------------------------

----------------------------    ----------------------------------------------

STATE OF        KANSAS      )
          ----------------  )      ss.
COUNTY OF       SHAWNEE     )
          ----------------

         Before me, a Notary Public in and for said county and state, personally appeared: Bob W. Storey who is known to me to be the same person who executed the foregoing Articles of Incorporation and duly acknowledged the execution of the same.

                                 In Witness Whereof, I have hereunto subscribed my name and affixed my official seal, this 10th day of November, A.D. 1987.
                                 -----------------------------------------
                                 Notary Public
         [SEAL]
                                                 Edna Ferguson
                                                 NOTARY PUBLIC
                                                State of Kansas
                                        My Appt. Expires March 19, 1980

         My appointment or commission expires ______________ , 19___.



           THIS FORM MUST BE SUBMITTED TO THIS OFFICE IN DUPLICATE.
               THE FILING FEE OF $75 MUST ACCOMPANY THIS FORM.
                     MAIL THIS DOCUMENT, WITH PAYMENT TO:
                              Secretary of State
                              Capitol, 2nd Floor
                             Topeka, Kansas 66612